Exhibit 3.22

BYLAWS

OF

AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be The Corporation Trust Company.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meeting. Meetings of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of the stockholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders, for any purpose or purposes may be called by the president, the board of directors, or at the request in writing of stockholders owning one-tenth of all the shares entitled to vote at the meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Notice of Meeting. Written or printed notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting.

2.5 Quorum. The holders of a majority of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be represented at any meeting of the stockholders, the stockholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, until a quorum shall be represented. At such adjourned meeting, provided a quorum shall be represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 Vote Required. If a quorum be present at any meeting, the vote of the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall decide any question brought before such meeting and shall be the act of the stockholders’ meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

2.7 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except (a) to the extent that the articles of incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by law. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

2.8 Consent of Stockholders. Any action required or which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.2 Number, Selection and Term. The number of directors which shall constitute the whole board of directors shall be not less than one (1). Such number shall from time to time be fixed and determined by the director(s) and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation.

3.3 Vacancies. Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until his successor shall be elected and qualified.

3.4 Increases and Decreases. The number of directors may be increased or decreased from time to time as provided in these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the stockholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders.

3.5 Removal from Office. Any director may be removed either with or without cause at any special meeting of stockholders duly called and held for such purpose.

MEETINGS OF THE BOARD OF DIRECTORS

3.6 Place of Meeting. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

3.7 First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the stockholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of stockholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.8 Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors.

3.9 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors or the president. Notice of each special meeting of the board of directors shall be given to each director, either personally or by mail, at least two (2) days before the date of the meeting.

3.10 Notice of Meetings. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by the bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.11 Quorum. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or the bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12 Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

3.13 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may from time to time designate from among the members of the board of directors an executive committee and one or more other committees. Each committee shall consist of one or more directors, and, except as limited by law, the articles of incorporation, these bylaws or the resolution establishing such committee, each committed shall have and may exercise all of the authority of the board of directors as the board of directors may determine and specify in the respective resolutions appointing each such committee. A majority of all the members of any such committee may fix the time and place of its meetings, unless the board of directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the articles of incorporation, the bylaws or the resolution establishing such committee. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.14 Meetings by Telephone. Unless otherwise restricted by the articles of incorporation, subject to the provisions required or permitted by law and these bylaws for notice of meetings, members of the board of directors, or any committee thereof, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.15 Fees and Salaries. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof.

3.16 Resignation. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of stockholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the corporation need not receive any written notice to evidence such resignation.

ARTICLE IV

NOTICES

4.1 General. Any notice to directors or stockholders shall be in writing and shall be delivered personally or mailed to the directors or stockholders at their respective addresses as they appear on the records or the stock transfer books of the corporation. Notice by mail shall be deemed to be given or delivered at the time when the same shall be deposited in the United States mail, with postage thereon prepaid. Notice to the directors may also be given by telegram, telex or other facsimile communication.

4.2 Waiver. Whenever any notice whatever is required to be given under the provision of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1 Officers. The officers of the corporation shall consist of a president and a secretary. The board of directors may also elect or appoint such other officers and agents, including a chairman of the board, an assistant president, one or more vice presidents (any one or more of whom may be designated Executive Vice President or

Senior Vice President and any one of whom may also be designated as the Chief Operating Officer or Chief Financial Officer), a treasurer and one or more assistant secretaries and assistant treasurers, as it shall deem necessary. Any two or more offices may be held by the same person. None of the officers need be a director or a stockholder of the corporation, except that the Chairman of the Board shall be a director of the corporation.

5.2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have qualified or until his earlier death, resignation, retirement, disqualification or removal.

5.3 Removal and Resignation. Any officer or agent elected or appointed by the board of directors may be removed without cause by the affirmative vote of a majority of the board of directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, retirement, disqualification, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

5.5 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director. Election or appointment of an officer or agent shall not of itself create contract rights.

5.6 Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written

5.7 President. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all meetings of the board of directors (unless a Chairman of the Board shall have been elected) and stockholders. The president shall formulate and submit to the board of directors or the executive committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office and such other duties as may be prescribed by the stockholders, the board of directors or the executive committee from time to time. The president shall have the power to appoint and remove subordinate officers, agents and employees, including assistant secretaries and assistant treasurers, except that the president may not remove those elected or appointed by the board of directors. The president shall keep the board of directors and the executive committee fully informed and shall consult with them concerning the business and affairs of the corporation. The president shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation. In general, the president shall perform all other duties normally incident or as usually appertain to the office of president and such other duties as may be prescribed by the stockholders, the board of directors or the executive committee from time to time.

5.8 Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, or in the event of his inability or refusal to act perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.9 Secretary. The secretary shall record all of the proceedings of the meetings of the board of directors, all committees thereof and the stockholders in a minute book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be.

5.10 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may form time to time prescribe or as the president may from time to time delegate.

5.11 Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all transactions made as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

5.12 Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.

They shall perform such other duties and have such other powers as the board of directors may form time to time prescribe or as the president may from time to time delegate. If required by the board of directors, the assistant treasurers shall give the corporation a bond of such type, character and amount as the board of directors may require.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1 Issuance. The corporation shall deliver certificates representing all shares to which stockholders are entitled; and such certificates shall be signed by the chairman of the board, president or any vice president and either the secretary or any assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the chairman of the board, president or vice president, secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer at the date of such issuance. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefore upon such terms and with such indemnity, if any, to the corporation as the board of directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

6.2 Lost Certificate. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.3 Transfers. Upon surrender corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the secretary of the corporation or the transfer agent.

REGISTERED STOCKHOLDERS

6.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

6.5 List of Stockholders. The officer or agent having charge of the stock ledger shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares registered in the name of each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if it is not so specified, at the place where the meeting is to be held, and shall be subject to the inspection of any stockholder during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or the stock ledger, or to vote at any meeting of the stockholders.

ARTICLE VII

DIVIDENDS

7.1 Declaration. Subject to the provisions of the articles of incorporation relating thereto, if any, and the restrictions imposed by applicable law, dividends on the corporation’s outstanding shares may be declared from time to time by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any provisions of the articles of incorporation.

ARTICLE VIII

CONTRACTS, CHECKS, DEPOSITS, BOOKS AND RECORDS

8.1 Contracts. Subject to the provisions of Section 5.1, the board of directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.2 Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the board of directors. Subject to the provisions of Section 5.1, the board may authorize any officer, officers, agent or agents to execute and deliver any of such documents or instruments for and in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

8.4 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification. Each person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity (including the heirs, executors, or administrators of such persons) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the General Corporation Law of the State of Delaware as from time to time in effect against any expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement, and other liabilities and costs asserted against such person by reason of the foregoing positions. Any indemnification by the corporation to any of the foregoing shall be reduced by any amount such person may collect as indemnification, advancement of expenses, or insurance form any other source. The rights conferred by this bylaw shall not be exclusive of any other rights which any of the foregoing persons or other persons may have or hereafter acquire under any statute, agreement, vote of stockholders or directors, or otherwise.

9.2 Advancement of Expenses. The president of the corporation is hereby authorized on behalf of the corporation to advance expenses to anyone who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of any entity, all in accordance with the provisions of the Delaware General Corporation Law as from time to time in effect, upon an undertaking to repay advancements if it shall ultimately be determined that such person is not entitled to be indemnified, a representation on entitlement to indemnification, and an agreement to reimburse such sums as to which such person is reimbursed through indemnification, insurance, or otherwise from any other source.

ARTICLE X

MISCELLANEOUS

10.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

10.2 Seal. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

10.3 Books. The books and records of the corporation may be kept (subject to any provision of law, the articles of incorporation or these bylaws) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the board of directors.

ARTICLE XI

AMENDMENTS

11.1 Amendment. The power to alter, amend, or repeal these bylaws or adopt new bylaws, subject to repeal or change by action of the stockholders, shall be vested in the board of directors unless reserved to the stockholders by the articles of incorporation. These bylaws may be altered, amended or repealed or new bylaws may be adopted, subject to repeal or change by action of the stockholders, at any regular or special meeting of the board of directors, without prior notice, by resolution adopted thereat.